EXHIBIT 4.12:  ADDENDUM TO  COMMON STOCK PURCHASE AGREEMENT,
MILLENNIUM CAPTIAL PARTNERS, LLC.





                          ADDENDUM TO
                         STOCK PURCHASE
                           AGREEMENT
                     _____________________


                         CRYOCON, INC.


                       __________________


                       Millennium Capital

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          ADDENDUM TO COMMON STOCK PURCHASE AGREEMENT

     THIS ADDENDUM, is entered into by and between Cryocon, Inc.
(Issuer) and Millennium Capital Group, LLC (Buyer).

     The parties hereto agree to extend the Option Period as provided for in Exhibit 1.1 of the Common Stock Purchase Agreement an additional 120 days from May 31, 2001 to September 30, 2001.

     All other terms and conditions not specifically amended by this instrument remain if full force and effect.

     Dated May 31, 2001

     Issuer:


     _____/S/______________________________________
     J. Brian Morrison, Chairman/Chief Executive Officer
     Cryocon, Inc.

     Buyer:



     ____/S/_________________________________________
     Mark E. Gray, Managing Director
     Millennium Capital Group, LLC

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